Exhibit 99.1

Unigene Accelerates the Development of its Lead Proprietary Anorexigenic Peptide UGP281 for Obesity

-Company expects to file an IND and initiate Phase 1 clinical studies in 1H 2012-
-Company also exploring partnering opportunities for sister compound for companion animal obesity-

February 24, 2011 –BOONTON, N.J. -- (BUSINESS WIRE) -- Unigene Laboratories, Inc. (OTCBB: UGNE) announced today that the Company is accelerating the development of its lead proprietary anorexigenic peptide, UGP281. An anorexigenic peptide is one that diminishes or controls appetite and offers potential therapeutic benefit to morbidly obese patients.  The Company expects to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) and initiate Phase 1 clinical studies in the first half of 2012.

Given Unigene’s aggressive cash conservancy and revenue generation initiatives since launching its new corporate strategy in the fourth quarter of 2010, the acceleration of the UGP281 program will not impact Unigene’s cash runway.  The Company reiterates its financial guidance today and continues to expect its cash position to last into the second half of 2012.

As previously reported, Unigene is also currently exploring the opportunity to license a pharmacologically distinct sister analog to a veterinary partner for companion animal obesity to subsidize a portion of the human proof of concept development costs of UGP281.

Ashleigh Palmer, Unigene’s President and CEO stated, “We believe our decision to accelerate UGP281’s development could have tremendous strategic benefits for Unigene as we have the potential to address a significant unmet medical need. The launch of our turnaround strategy following Victory Park Capital’s debt restructuring last year, coupled with the successful implementation of cash conservancy and revenue generation initiatives, provides the near-term funding for the accelerated development of UGP281.”  Palmer continued, “Our goal is to file an IND and commence the clinical testing of UGP281 in the first half of 2012.”

Unigene’s lead satiety compound, UGP281, a potent anorexigenic peptide, has demonstrated substantial decreases in food consumption and weight in multiple in vivo preclinical studies. Unigene’s “Peptelligence™” core competence will allow UGP281 to be manufactured and delivered by way of our proprietary recombinant production and oral delivery technologies. Potential competitors with peptide or protein based drugs are likely to have to resort to injectable, depot or patch formulations.  Longer term oral studies with UGP281 in dog models are currently ongoing.

Dr. Nozer Mehta, Unigene’s Vice President of Research and Development commented, “UGP281 is a custom designed, potent amylin receptor super agonist and is an analog of naturally occurring peptide hormones. It has a very favorable pharmacological profile in terms of selectivity, safety and potency.  These attributes offer the potential for a therapeutic product without the safety issues of several small molecule drugs or drug combinations.   We, therefore, believe UGP281 has the potential to fill the void left by a spate of recent late-stage obesity drug development failures.”

Obesity is associated with increased risk for coronary heart disease, diabetes, cancer, hypertension, stroke, depression, sleep apnea and overall mortality.  Moderate weight loss (5-10%) has been shown to significantly decrease many of these risks.  With the Centers for Disease Control and Prevention (CDC) estimating the total economic cost of obesity-associated diseases in the U.S. to be in the order of $90 billion per year or more, there remains a high unmet medical need and compelling socioeconomic justification for effective and safe anti-obesity agents.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Pivotal clinical programs include an oral calcitonin licensed to Tarsa Therapeutics, with Phase 3 results for the treatment of osteoporosis expected in Q2 2011. Other validating relationships include an oral parathyroid hormone entering Phase 2 in Q1 2011 and licensed to GlaxoSmithKline.  In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Corporate Communications
Email:  jthomas@unigene.com
Direct:  973-265-1107